Exhibit 99.1

NRG Yield Announces Completion of New Sponsorship with
Global Infrastructure Partners

•                  Global Infrastructure Partners (GIP) Has Become NRG Yield’s Controlling Stockholder

•                  GIP Also Acquired NRG’s Renewables Platform

•                  In Connection with the Transaction, NRG Yield will Change its Name to Clearway Energy, Inc. and has Appointed Several New Directors and Officers

•                  The Company and GIP will Hold a Conference Call and Webcast at 8 a.m. Eastern Standard Time Tuesday, September 11, 2018

PRINCETON, N.J. — August 31, 2018 — NRG Yield, Inc. (NYSE: NYLD, NYLD.A) (the “Company”) today announced that Global Infrastructure Partners (“GIP”), a leading global, independent infrastructure investor, has completed its acquisition (the “Transaction”) of NRG Energy, Inc.’s (NYSE: NRG) entire ownership interest in the Company, as well as NRG’s renewable development and operations platform. GIP provides the Company with a leading sponsor with substantial financial resources to accelerate development of the next generation of drop down projects. GIP has deep experience in the energy and power sectors and the Company believes that GIP has a unique ability to enhance the Company’s long-term growth opportunities and access to capital. Furthermore, GIP’s demonstrated commitment to the expansion of renewables aligns its economic interests with those of the Company’s public shareholders.

“Clearway Energy’s outlook could not be brighter as the new sponsorship with GIP provides the Company proven operational, development, and investment expertise to lead us through the next stage of our growth objectives,” said Christopher Sotos, Clearway Energy’s President and Chief Executive Officer.

Jonathan Bram, Founding Partner of GIP and Chairman of the Board of Clearway Energy said: “We are excited to close the acquisition of NRG’s integrated renewables platform, which includes the controlling interest in Clearway Energy, Inc. as well as a highly capable renewable development and operating platform. With strong alignment and excellent management across the platform, we believe Clearway is well-positioned for long-term growth and success.”

Transaction Updates

In connection with the closing of the Transaction, the following changes have occurred:

Corporate Name Change

The Company has announced that it will change its name from NRG Yield, Inc. to Clearway Energy, Inc., effective today, August 31, 2018.  Beginning on September 17, 2018, the Company will begin trading under the new name and ticker symbols CWEN and CWEN.A for its Class C and Class A common stock, respectively, on The New York Stock Exchange. The new CUSIPs for the Company’s Class C and Class A common stock will be 18539C 204 and 18539C 105, respectively.

Board of Director and Management Changes

Board of Directors

The size of the board was increased to nine directors, comprising five directors designated by GIP, three independent directors and the Chief Executive Officer of the Company.

NRG-appointed directors Kirkland B. Andrews, John Chillemi and Mauricio Gutierrez resigned from their positions as members of the Board of the Company. The current Independent Directors, John Chlebowski, Brian Ford and Ferrell McClean as well as the Company’s Chief Executive Officer, Christopher Sotos, will remain in their current positions. The five new directors of the Board appointed by GIP are Jonathan Bram, Bruce MacLennan, E. Stanley O’Neal, Scott Stanley and Nathaniel Anschuetz. In connection with these appointments, Mr. Bram was elected Chairman of the Board.

Jonathan Bram

Jonathan Bram is a Founding Partner of GIP and serves on its Investment and Operating Committees. He leads GIP’s Power industry investment team in North America. Prior to the formation of GIP in 2006, Mr. Bram spent 15 years at Credit Suisse as a Managing Director in the Investment Banking Division, where he served as Co-Head of the Global Industrial and Services Group. From 2002 to 2004, he was Chief Operating Officer of the Investment Banking Division and prior to that time he was co-head of corporate finance for the 150 person U.S. Energy Group. Mr. Bram represented the firm in raising more than $30 billion of debt and equity capital for electric utilities and independent power generators globally. These companies and projects included renewable power facilities that utilized wind, solar, geothermal and hydroelectric technologies. Mr. Bram holds an A.B. in Economics from Columbia College. He is a member of the Board of Directors of Guacolda Energia, S.A. and previously served on the board of Terra-Gen Power as well as Channelview Cogeneration.

Bruce MacLennan

Bruce MacLennan is a Partner of GIP and serves on its Investment and Operating Committees. He focuses on the energy and electricity and renewables sectors and led GIP’s investment in Competitive Power Ventures, a power generation development and asset management company. Prior to joining GIP at its formation in 2006, Mr. MacLennan spent eight years at Credit Suisse, where he most recently served as a Director in the Investment Banking Division. Previously, he spent six years at Citibank and Citicorp Securities in New York and Tokyo. Mr. MacLennan holds an A.B. from Harvard University and an M.B.A. from the Wharton School of the University of Pennsylvania. He is currently a member of the Board of Directors of Competitive Power Ventures.

E. Stanley O’Neal

Mr. O’Neal served as Chairman of the Board and Chief Executive Officer of Merrill Lynch & Co., Inc. until October 2007. He became Chief Executive Officer of Merrill Lynch in 2002 and was elected Chairman of the Board in 2003. Mr. O’Neal was employed with Merrill Lynch for 21 years, serving as President and Chief Operating Officer from July 2001 to December 2002; President of U.S. Private Client from February 2000 to July 2001; Chief Financial Officer from 1998 to 2000 and Executive Vice President and Co-head of Global Markets and Investment Banking from 1997 to 1998. Before joining Merrill Lynch, Mr. O’Neal was employed at General Motors Corporation where he held a number of financial positions of increasing responsibility. Currently, Mr. O’Neal is a member of the Audit and Finance committees of Arconic Inc., an aluminum manufacturing company and the former parent company of Alcoa Inc. Mr. O’Neal is also a director of Platform Specialty Products Corporation, a global, diversified producer of high technology specialty chemical products and provider of technical services. Mr. O’Neal was a director of General Motors Corporation from 2001 to 2006, chairman of the board of Merrill Lynch & Co., Inc. from 2003 to 2007, and a director of American Beacon Advisors, Inc. (investment advisor registered with the Securities and Exchange Commission) from 2009 to September 2012.

Scott Stanley

Scott Stanley has been employed by GIP since April 2007, and in August 2018 was appointed as an Operating Partner. Mr. Stanley holds a B.S. in Ceramic Engineering from The Ohio State University and has 39 years of experience in operational roles, including prior assignments with GE,

Honeywell, and United Technologies. Working predominantly in the transport sector with GIP, Mr. Stanley has held roles as Chief Operating Officer with London City Airport, Gatwick Airport, and Pacific National and also served on the Board of Directors at Edinburgh Airport.

Nathaniel Anschuetz

Nathaniel Anschuetz is a Vice President at GIP. Prior to joining GIP in 2012, Mr. Anschuetz was an Analyst in the Power & Utilities Coverage Group at Citigroup from June 2010 through June 2012.  Mr. Anschuetz holds a B.A. in Economics and Operations Research, and a concentration in Sustainable Development from Columbia College.

Management

In connection with the completion of the Transaction, David Callen resigned as Vice President and Chief Accounting Officer and Mary-Lee Stillwell was appointed as Vice President and Chief Accounting Officer.

Impact on Outstanding Debt of the Company

Convertible Notes

The consummation of the Transaction constituted a “Fundamental Change” and “Make-Whole Fundamental Change” under each of (1) the indenture governing the 3.25% convertible senior notes due 2020 (the “2020 Notes”) and (2) the indenture governing the 3.50% convertible senior notes due 2019 (the “2019 Notes” and together with the 2020 Notes, the “Convertible Notes”). As a result, holders of the Convertible Notes have the right to require the Company to purchase for cash all or any portion of their Convertible Notes on a date to be specified by the Company (the “Fundamental Change Purchase Date”) at a price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, as set forth in the applicable indenture. In addition, holders of the 2019 Notes have the right to convert all or any portion of their 2019 Notes at any time on or prior to January 30, 2019 for cash based on the then applicable conversion rate (as may be adjusted under the indenture governing the 2019 Notes) in accordance with the indenture governing the 2019 Notes.

Holders of the 2020 Notes have the right to convert all or any portion of their 2020 Notes at any time prior on or prior to the business day immediately preceding the Fundamental Change Purchase Date.  Upon conversion of any 2020 Notes, the Company will pay or deliver, as the case may be, to the converting holder, at the Company’s election, cash, shares of the Company’s Class C common stock or any combination of the foregoing based on the then applicable conversion rate (as may be adjusted under the indenture governing the 2020 Notes) in accordance with the indenture governing the 2020 Notes.

Bridge Facility

In connection with the consummation of the Transaction, the Company entered into a senior unsecured 364-Day Bridge Credit Agreement with a group of lenders and Royal Bank of Canada as administrative agent, as was previously arranged by GIP to manage a change-of-control associated with the Company’s corporate debt. The Bridge Credit Agreement provides that the Company may borrow up to a maximum principal amount of $1.5 billion. Any loans under the Bridge Credit Agreement will have to be prepaid with net cash proceeds received in connection with certain debt issuances, equity issuances and non-ordinary course asset sales.

Advisors

Barclays and J.P. Morgan Securities LLC acted as financial advisors to the Independent Directors and Management of the Company. Sullivan & Cromwell LLP acted as legal counsel to the Independent Directors.

Bank of America Merrill Lynch and Credit Suisse acted as financial advisors to GIP. Simpson Thacher & Bartlett LLP and Akin Gump Strauss Hauer & Feld acted as legal counsel to GIP.

Investor Call

Management and GIP will hold an investor conference call and webcast at 8 a.m. Eastern Standard Time on Tuesday, September 11, 2018 to discuss this announcement as well as to provide an update to the Company’s 2018 financial guidance and an outlook on 2019 financial expectations. A live webcast of the conference call, including presentation materials, can be accessed through the Company’s website at http://www.nrgyield.com and clicking on “Presentations & Webcasts.” The webcast will be archived on the website for those unable to listen in real time.

About the Company

Clearway Energy, Inc., formerly NRG Yield, Inc., owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that have the capacity to support more than two million American homes and businesses. Our thermal infrastructure assets provide steam, hot and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations.

About Global Infrastructure Partners

GIP is an independent infrastructure fund manager that invests in infrastructure assets and businesses in both OECD and select emerging market countries. GIP targets investments in single assets and portfolios of assets and companies in power and utilities, natural resources infrastructure, air transport infrastructure, seaports and container terminals, rail infrastructure, water distribution and treatment and waste management. GIP has offices in New York and London, with an affiliate in Sydney and portfolio company operations headquarters in Stamford, Connecticut. For more information, visit www.global-infra.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although the Company believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, our ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful mergers and acquisitions activity, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), our ability to enter into new contracts as existing contracts expire, our ability to acquire assets from GIP or third parties, our ability to close drop down transactions, and our ability to maintain and grow our quarterly dividends.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Company disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

Media and Investor Contact:

investor.relations@nrgyield.com